UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2008
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada		V6C 2V6
(Address of principal executive offices)		(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section7.0 Regulation FD

Item 7.01 Regulation FD Disclosure

On July 8, 2008, the registrant issued the attached press release relating to the drilling update on Arkose Mining Venture (“Arkose”). The press release is hereby being furnished to, not filed with, the Securities and Exchange Commission (“SEC”) on Form 8-K to satisfy the Company’s “public disclosure” obligations under Regulation FD of the SEC.

Section 8.0 Other Events

Item 8.01

The registrant announced the exploration drilling status on the Arkose property in the Powder River Basin of Wyoming. From March 6, 2008 to June 30, 2008, a total of 266 uranium trend exploration and delineation holes were drilled, utilizing up to 5 drill rigs and 2 electric log probing units. This drilling, a total of approximately 186,925 feet with an average depth of 703 feet per hole, was conducted on four previously identified exploration targets in areas the Company has identified as East Buck, South Collins Draw, Sand Rock, and Little Butte. Significant results are as disclosed in press release. The 2008 Arkose drilling program was slower to ramp-up than anticipated due to unusually wet weather and soft ground conditions in May and June. As a result, Uranerz expects to drill about 800,000 feet for the year 2008, instead of the approximately 900,000 feet announced in previous news releases.

Item 9.01 Exhibits

(99.1)	Press Release dated July 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: July 16, 2008	By:	“Sonya Reiss”

Sonya Reiss
Vice President, Corporate Affairs and
Secretary